Exhibit 99.1
FOR IMMEDIATE RELEASE
October 31, 2008

Investor Contact:	Crystal C. Bell, Investor Relations Specialist
Phone: (214) 721-9407
Chris.Bell@CrosstexEnergy.com

Media Contact:	Jill McMillan, Manager, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com
CROSSTEX DECLARES QUARTERLY DISTRIBUTION AND DIVIDEND;
PROVIDES UPDATES ON RECENT EVENTS
DALLAS, October 31, 2008 – The Crosstex Energy companies today announced the declaration of the quarterly distribution for Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and the quarterly dividend for Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation).
•	The quarterly distribution on the Partnership’s common units will be $0.50 per unit. The distribution is payable November 14 to unitholders of record November 10.

•	The quarterly dividend on the Corporation’s common stock will be $0.32 per share. The dividend is payable November 14 to shareholders of record November 10.
“Over the last several weeks, the economy and the financial markets have continued to decline – at rates and to levels that could not be anticipated,” said Barry E. Davis, Crosstex Chairman, President and Chief Executive Officer. “In addition to these declines, there also have been some significant changes that relate to Crosstex’s business.”
These significant changes include:
•	The effect of Hurricanes Gustav and Ike is more significant than Crosstex predicted earlier. The Partnership now estimates negative impacts of approximately $25 million in the second half of 2008, compared with earlier estimates of less than $20 million. This is due to delays in the repair of offshore production and pipeline facilities owned by others.

•	Commodity prices have continued to decline. Since the beginning of October, oil prices have fallen about 32 percent, natural gas prices about 11 percent and natural gas liquids prices about 31 percent. These declines have impacted the Partnership’s margins expected from processing for the remainder of 2008 and 2009.

•	In the North Texas Barnett Shale play, continued delays in infrastructure development, equipment delivery and right-of-way access have led to further delays in the growth of volumes on the Partnership’s systems.
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Crosstex Declares Quarterly Distribution and Dividend:
Provides Updates on Recent Events

•	Gas producers have revised their drilling budgets as they react to turbulent capital market conditions. Consequently, the Partnership has adjusted its business outlook to account for the general slowdown in industry drilling activity.
“As these issues worsened during the last few weeks and we looked at the revised 2009 outlook for our business, it became clear to us that we needed to make quick and decisive adjustments to our overall strategy,” said Davis. “Our near-term strategy focuses on immediate actions that are designed to increase liquidity and improve profitability.”
Crosstex is implementing a strategy to increase liquidity and improve profitability by undertaking the following steps:
•	Reduce the distribution and dividend, which is being effected with the distribution and dividend payable this quarter.

•	Sell certain nonstrategic assets. The Partnership has executed agreements to sell certain nonstrategic assets and is completing agreements on others that together will generate approximately $100 million in proceeds. These transactions are expected to be completed before year end.

•	Reduce capital expenditures significantly through 2009. Total growth capital investments in the fourth quarter of 2008 and calendar year 2009 are currently anticipated to be approximately $180 million.

•	Reduce balances outstanding under letters of credit.
These actions are designed to create additional liquidity of $500-600 million by year-end 2009, which is anticipated to allow Crosstex to exit 2009 with more than $200 million available under its credit facility, assuming no access to the capital markets.
“Even though we have experienced significant changes during the last few weeks, we still have strong underlying long-term business fundamentals, great assets and excellent customer relationships. Although volumes in our key operating areas of North Texas and Louisiana are somewhat behind our forecasts, we still see significant volume increases with many growth opportunities in these locations,” said Davis.
Crosstex will discuss its revised business strategy and action plan in more detail on its third-quarter earnings conference call next Friday, November 7, at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-888-713-4211, and the passcode is 82267047. Callers outside the United States should dial 1-617-213-4864, and the passcode is 82267047. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PTUAMRWFE. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until December 7, 2008, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 40501936. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
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Crosstex Declares Quarterly Distribution and Dividend:
Provides Updates on Recent Events

About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 5,700 miles of pipeline, 12 processing plants, four fractionators, and approximately 190 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 4.0 Bcf/day of natural gas, or approximately eight percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 34 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Partnership can be found at www.crosstexenergy.com.
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the impact of Hurricanes Gustav and Ike on the Partnership’s operations, and the Partnership’s and the Corporation’s future financial condition, liquidity, and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of competition for supplies, reserve declines and reduction in demand from key customers and markets; (2) the level of the Partnership’s processing and treating operations may decline for similar reasons; (3) fluctuations in natural gas and NGL prices may occur due to weather and other natural and economic forces; (4) there may be a failure to successfully integrate new acquisitions; (5) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (6) the Partnership may not adequately address construction and operating risks; and (7) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
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